     As filed with the Securities and Exchange Commission on August 7, 1998

                                                      Registration No. 333-48033

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

            OHIO                                   6711                               31-0854434
(State or other jurisdiction of           (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)            Classification Code Number)           Identification No.)

                                 ---------------

                   FIFTH THIRD CENTER, CINCINNATI, OHIO 45263
                                 (513) 579-5300
    (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                             PAUL L. REYNOLDS, ESQ.
                               FIFTH THIRD BANCORP
                            38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263
                                  (513)579-5300
                (Name, address, including Zip Code and telephone
               number, including area code, of agent for service)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:

                            Richard G. Schmalzl, Esq.
                              H. Samuel Lind, Esq.
                             Graydon, Head & Ritchey
                             1900 Fifth Third Center
                                511 Walnut Street
                             Cincinnati, Ohio 45202
                              (513) 651-3836 (Fax)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: The merger of State Savings Company ("State Savings") with and into Fifth Third Bancorp ("Fifth Third") was consummated on June 19, 1998. Fifth Third is hereby amending this Registration Statement to deregister 3,624,729 shares of common stock, no par value, which were issuable to the shareholders of State Savings in connection with the merger of State Savings with and into Fifth Third.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-48033) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.


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                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of Fifth Third Bancorp ("Fifth Third"), set forth in that certain registration statement on Form S-4 (File No. 333-48033), declared effective on April 7, 1998 (the "Registration Statement"), Fifth Third is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 3,624,729 shares of its common stock, no par value (the "Common Stock"), previously registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement, issuable to the shareholders of State Savings Company ("State Savings") in connection with the merger of State Savings with and into Fifth Third (the "Merger").

         Pursuant to the Registration Statement, 20,250,000 shares of Common Stock were registered. Upon the consummation of the Merger, Fifth Third issued a total of 16,625,271 shares of Common Stock to the shareholders of State Savings. Therefore, in accordance with the undertaking mentioned above, Fifth Third hereby deregisters the remaining 3,624,729 shares of Common Stock previously registered pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement No. 333-48033 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 7, 1998.

                                     FIFTH THIRD BANCORP


                                     /s/ GEORGE A. SCHAEFER, JR.
                                     -------------------------------------------
                                     By:  George A. Schaefer, Jr.
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement No. 333-48033 has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:


/s/ GEORGE A. SCHAEFER, JR.                  Date: August 7, 1998
-------------------------------------
George A. Schaefer, Jr.
President and Chief Executive Officer

Principal Financial Officer:


/s/ NEAL E. ARNOLD                           Date: August 7, 1998
------------------------------------
Neal E. Arnold
Chief Financial Officer
and Treasurer


Principal Accounting Officer:


/s/ ROGER W. DEAN                            Date:  August 7, 1998
------------------------------------
Roger W. Dean
Controller


Directors of the Company:

/s/ DARRYL F. ALLEN*                         Date:  August 7, 1998
------------------------------------
Darryl F. Allen



                                             Date:
------------------------------------
John F. Barrett



                                             Date:
------------------------------------
Milton C. Boesel, Jr.



/s/ GERALD V. DIRVIN*                        Date:  August 7, 1998
------------------------------------
Gerald V. Dirvin



/s/ THOMAS B. DONNELL*                       Date:  August 7, 1998
------------------------------------
Thomas B. Donnell



/s/ RICHARD T. FARMER*                       Date:  August 7, 1998
------------------------------------
Richard T. Farmer

/s/ IVAN W. GORR*                            Date:  August 7, 1998
---------------------------------
Ivan W. Gorr



/s/ JOSEPH H. HEAD, JR.*                     Date:  August 7, 1998
---------------------------------
Joseph H. Head, Jr.



/s/ JOAN R. HERSCHEDE*                       Date:  August 7, 1998
---------------------------------
Joan R. Herschede



/s/ WILLIAM G. KAGLER*                       Date: August 7, 1998
---------------------------------
William G. Kagler



/s/ JAMES D. KIGGEN*                         Date:  August 7, 1998
---------------------------------
James D. Kiggen



/s/ MITCHEL LIVINGSTON*                      Date:  August 7, 1998
---------------------------------
Mitchel Livingston



 /s/ ROBERT B. MORGAN*                       Date:  August 7, 1998
---------------------------------
Robert B. Morgan



/s/ JAMES E. ROGERS*                         Date:  August 7, 1998
---------------------------------
James E. Rogers



/s/ BRIAN H. ROWE*                           Date:  August 7, 1998
---------------------------------
Brian H. Rowe


/s/ GEORGE A. SCHAEFER, JR.                  Date:  August 7, 1998
---------------------------------
George A. Schaefer, Jr.

/s/ JOHN J. SCHIFF, JR.*                     Date:  August 7, 1998
---------------------------------
John J. Schiff, Jr.


/s/ DENNIS J. SULLIVAN, JR.*                 Date:  August 7, 1998
---------------------------------
Dennis J. Sullivan, Jr.


/s/ DUDLEY S. TAFT*                          Date:  August 7, 1998
---------------------------------
Dudley S. Taft



* By:  /s/ GEORGE A. SCHAEFER, JR.
       ---------------------------------
         George A. Schaefer, Jr.
         as attorney-in-fact, pursuant to
         a power of attorney previously
         filed